SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       June 18, 1997
                                                --------------------------



                        Security-Connecticut Corporation
                        --------------------------------
             (Exact name of registrant as specified in its chapter)



          Delaware                   001-12746                    06-1383088
          --------                   ---------                    ----------
(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation)             File Number)             Identification No.)



              20 Security Drive
              Avon, Connecticut                                      06001
              -----------------                                      -----
   (Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code (860) 677-8621



  (Former name or former address, if changed since last report) Not Applicable



                     The Exhibit Index is located on Page 4
                                Page 1 of 8 Pages

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

Item 5.   Other Events

     On June 18, 1997, Security-Connecticut Corporation and ReliaStar Financial Corp. issued a joint press release, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.


Item 7.   Financial Statements and Exhibits.


          c. The following exhibits are filed with this report:


          99.1 Press    Release,    dated    June   18,    1997,    issued    by
               Security-Connecticut Corporation and ReliaStar Financial Corp.



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                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                       SECURITY-CONNECTICUT CORPORATION


DATED:   June 18, 1997                 By: /s/ Robert J. Voight
                                           --------------------
                                           Name: Robert J. Voight
                                           Title:Executive Vice President




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                                  EXHIBIT INDEX

                                                                     Page in
                                                                   Sequentially
Exhibit                                                              Numbered
Number                              Description                        Copy


99.1    Press  Release,  dated  June  18,  1997,  issued  by
        Security-Connecticut Corporation and ReliaStar Financial Corp.     5



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









                                  EXHIBIT 99.1










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



                                                           For Immediate Release
                                                           June 18, 1997

Media
Contacts:         Ruth Weber Kelley -- ReliaStar
                  (612) 372-5628
                  Mark Robinson -- Security-Connecticut
                  (860) 679-6838
Investor
Contacts:         Karin E. Glasgow -- ReliaStar
                  (612) 342-3979
                  Charlene H. Fischler, CFA -- Security Connecticut
                  (860) 674-7686


               RELIASTAR AND SECURITY-CONNECTICUT REACH AGREEMENT
                             ON PENDING ACQUISITION

     MINNEAPOLIS -- ReliaStar Financial Corp. (NYSE:RLR) and Security-Connecticut Corp. (NYSE: SRC) announced today that the two companies have reached a further agreement regarding the pending acquisition of Security-Connecticut by ReliaStar.

     On Feb. 24, 1997, the companies announced a merger whereby Security-Connecticut would be merged into ReliaStar in a stock-for-stock transaction, with the final exchange ratio to be determined based on the average closing price of ReliaStar common stock during the 20-day trading period preceding the date on which all conditions to the merger have been satisfied or waived (the "Exchange Price").

     In the event that the Exchange Price exceeds $64.30, the merger agreement provides that the exchange ratio shall be .7749, unless Security-Connecticut has taken affirmative action to designate an exchange ratio equal to the quotient obtained by dividing $49.83 by the Exchange Price. In the event that Security-Connecticut fails to designate the lower exchange ratio, the merger agreement gives ReliaStar the right to elect whether to proceed with the transaction or terminate the merger agreement.


                                     -more-


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RELIASTAR AND SECURITY-CONNECTICUT REACH AGREEMENT   2-2-2

     The companies said that, based upon the recent closing prices of ReliaStar common stock, it is probable that the Exchange Price will exceed $64.30. ReliaStar has advised Security-Connecticut that if the Exchange Price exceeds $64.30, it will exercise its right to terminate the agreement unless Security-Connecticut designates the lower exchange ratio. The Board of Directors of Security-Connecticut has indicated that, provided the last required condition to the merger has been satisfied on June 24, 1997, it expects to designate the lower exchange ratio and to declare a special cash dividend of $0.67 per outstanding share of Security-Connecticut common stock prior to the closing. ReliaStar has indicated that it is willing to consent to the declaration and payment of this special cash dividend, which would effectively increase the total transaction value to $50.50 per outstanding share of Security-Connecticut common stock ($49.83 in ReliaStar common stock (assuming the then-current value of such stock equals the Exchange Price) plus a $0.67 special cash dividend). In the event that the last required condition to the merger is not satisfied on June 24, 1997, the Security-Connecticut Board has indicated that it will reconsider its position in light of all of the facts and circumstances existing at that time. ReliaStar said that it has yet to receive the approvals of the New York Insurance Department and the shareholders of Security-Connecticut, which are the only remaining conditions that have yet to be satisfied. Security-Connecticut's shareholders are scheduled to vote on the merger at a special meeting scheduled for 10:30 a.m. (EDT) on June 24, 1997. ReliaStar said it expects to receive the approval of the New York Insurance Department prior to the special meeting.

                                     -more-


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RELIASTAR AND SECURITY-CONNECTICUT REACH AGREEMENT   3-3-3

     Security-Connecticut Corp. is a holding company for Security-Connecticut Life Insurance Co. and Lincoln Security Life Insurance Co., which specialize in life insurance and annuity products sold through a network of independent general agencies and more than 50,000 independent life insurance agents throughout the United States.

     ReliaStar Financial Corp. is a Minneapolis-based holding company dedicated to forming lifetime partnerships with its customers. It provides individuals and institutions with life insurance and annuities, employee benefits, reinsurance, retirement plans, mutual funds, residential mortgages and personal finance education. The company, which was founded in 1885, is the twelfth largest publicly held life insurance holding company in the United States. ReliaStar has more than $19 billion in assets under management and life insurance in force of $198 billion.


                                       END


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